Registration No. 333-165161

SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	5912	20-8067060
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

No. 102, Chengzhan Road
Liuzhou City, Guangxi Province, P.R.C. 545007
Tel.: (86) 772-363-8318
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
2711 Centerville Road Suite 400
Wilmington, Delaware 19808
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Thomas Wardell, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street
Atlanta, Georgia 30308
Tel No.: (404) 527-4990
Fax No.: (404) 527-8890

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (this “Post-Effective Amendment”) to the Registration Statement No. 333-165161 on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2010, by China BCT Pharmacy Group, Inc., a Delaware corporation (the “Company”), and originally declared effective on March 17, 2011 (as amended by Post-Effective Amendment No. 1, filed on April 29, 2011 and declared effective by the SEC on May 12, 2011, by Post-Effective Amendment No. 2, filed on April 30, 2012, by Post-Effective Amendment No. 3, filed on June 12, 2012, and by Post-Effective Amendment No. 4, filed on December 7, 2012 and declared effective by SEC on December 28, 2012), is being filed to terminate the Registration Statement and deregister all unsold securities of the Company that were registered under the Registration Statement. Pursuant to the Registration Statement, 5,630,575 shares of Common Stock were registered for resale by certain selling shareholders.  The Company hereby removes from registration by means of this Post-Effective Amendment any securities that remain unsold under the Registration Statement as of the date hereof.

The Company is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Liuzhou City, Guangxi province, China on April 24, 2013.

CHINA BCT PHARMACY GROUP, INC

/s/ Huitian Tang
Name: Huitian Tang
Position: Chief Executive Officer (Principal Executive Officer)

/s/ Xiaoyan Zhang
Name: Xiaoyan Zhang
Position: Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: April 24, 2013	By:	/s/ Huitian Tang
	Name:	Huitian Tang
	Title:	Chief Executive Officer (Principal Executive Officer) and Director

Dated: April 24, 2013	By:	/s/ Xiaoyan Zhang
	Name:	Xiaoyan Zhang
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Dated: April 24, 2013	By:	/s/ Kam-Cheung Chin
	Name:	Kam-Cheung Chin
	Title:	Director

Dated: April 24, 2013	By:	/s/ Manwai Chiu
	Name:	Manwai Chiu
	Title:	Director

Dated: April 24, 2013	By:	/s/ Simon Choi
	Name:	Simon Choi
	Title:	Director

Dated: April 24, 2013	By:	/s/ Yunli Lou
	Name:	Yunli Lou
	Title:	Director